 Exhibit (a)(1)(E)
WITHDRAWAL LETTER
Regarding the Common Stock
of
HIGHLANDS REIT, INC.
Tendered Pursuant to the Offer
Dated September 1, 2026
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY
TIME, ON SEPTEMBER 29, 2026
UNLESS THE OFFER IS EXTENDED OR WITHDRAWN
(SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE
EXPIRATION DATE EITHER (1) THROUGH THE SECURED, ONLINE PORTAL AT
https://www.computershareCAS.com/Highlands2 OR (2) BY PROPERLY SUBMITTING AND
DELIVERING THE WITHDRAWAL LETTER BELOW; PROVIDED, HOWEVER, THAT YOU MAY
ONLY WITHDRAW YOUR SHARES BY THE SAME METHOD YOU USED TO TENDER YOUR SHARES.
NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.
If you tendered shares by submitting a Letter of Transmittal, complete this Withdrawal Letter and deliver to the address below to withdraw such shares. This Withdrawal Letter must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that a Withdrawal Letter delivered via U.S. mail or an overnight courier service may not be received in time. If you tendered shares through the Company’s secured, online portal, use the online portal to withdraw such shares electronically.
By First Class, Registered or Certified Mail:
Highlands REIT, Inc.
c/o Computershare Trust Company, N.A.
Attn Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011
By Express or Overnight Delivery:
Highlands REIT, Inc.
c/o Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
150 Royall Street, Suite V
Canton, MA 02021
If you have any questions or need assistance in completing the Withdrawal Letter, please contact
Georgeson LLC, the Information Agent for the Offer, by telephone at (833) 363-3589 within the United States, U.S. territories and Canada, or at +1 (516) 415-1586 outside the United States, U.S. territories and Canada.

Highlands REIT, Inc. — Withdrawal Letter
Ladies and Gentlemen:
The undersigned wishes to withdraw the tender of its shares of the Company’s common stock, par value $0.01 per share (“Shares”), in Highlands REIT, Inc. (the “Company”), or the tender of a portion of such Shares, for repurchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal for:

Account.
Select which amount of shares you wish to withdraw (check one box)
☐
Withdraw all shares tendered.

☐
Withdraw only                   Shares.

AUTHORIZATION TO WITHDRAW TENDER REQUEST
The undersigned recognizes that upon the submission on a timely basis of this Withdrawal Letter, properly executed, the Shares previously tendered (or the portion of such Shares noted above) will not be repurchased by the Company upon expiration of the offer described above.
Name (Please Print)	SSN/TIN
Name (Please Print)	SSN/TIN
Signature & Date — Stockholder
Signature & Date — Co-Stockholder(s)